UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 19, 2011

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Suite 200	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 19, 2011, Texas Roadhouse, Inc. (the “Company”) held its Annual Meeting of Stockholders. The matters voted on by stockholders and the voting results are as follows:

A. Election of directors. All nominees for the Company’s Board of Directors were elected.

Name	For	Withheld	Abstain	Broker Non-Votes
James R. Ramsey	61,155,115	507,769	—	4,997,338
James R. Zarley	61,061,479	601,405	—	4,997,338

B. Ratification of the audit committee’s selection of KPMG LLP as the Company’s independent auditors for the fiscal year 2011. The selection of KPMG LLP was ratified.

For	Against	Abstain	Broker Non-Votes
65,470,052	1,182,677	7,493	—

C. Advisory Vote on Executive Compensation. The compensation of the named executive officer was approved, on an advisory basis.

For	Against	Abstain	Broker Non-Votes
61,299,642	357,779	5,463	4,997,338

D. Advisory Vote on Frequency of Advisory Vote on Compensation. 1 year was chosen, on an advisory basis, as the preferred frequency that the Company would provide stockholders with an advisory vote on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
31,377,364	3,682,439	26,583,523	19,558	4,997,338

ITEM 8.01.  OTHER EVENTS

On May 20, 2011, the Company announced its second quarter 2011 cash dividend. The public announcement was made by means of a news release, the text of which is set forth at Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)         EXHIBITS

99.1                            Press Release dated May 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: May 20, 2011	By:	/s/ Scott M. Colosi
Scott M. Colosi
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

99.1	Press Release issued by the Company on May 20, 2011